Investor Presentation Third Quarter 2019

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; failure to close any pending acquisitions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. 2

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically adjusted net income, adjusted diluted earnings per share, average tangible common equity, adjusted return on average assets, return on average tangible common equity (“ROATCE”), adjusted ROATCE, tangible common equity (“TCE”), tangible assets (“TA”), tangible book value (“TBV”) per common share, tangible common equity to tangible assets, net interest income – FTE, adjusted noninterest expense/average assets and adjusted efficiency ratio are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 3

A Pioneer in Branchless Banking • Digital bank with unique business model and over 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a pathway to greater profitability $4.1B Assets $2.9B Loans $3.1B Deposits 4

Nationwide Branchless Deposit Franchise $492.5 million $3.1 Billion 15.6% Total Deposits* $559.0 million 17.8% $1,325.3 million 42.1% 33% 5-year CAGR* Nationwide consumer, $528.9 million $242.5 million small business and 7.7% 16.8% commercial deposit base Innovative technology and convenience supported by exceptional service * As of September 30, 2019; $255 million of brokered deposits and $2.1 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 5

Multiple Opportunities to Grow Deposits . Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online . Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue . Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers . Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience 6

National and Regional Asset Generation Platform DIVERSIFIED ASSET GENERATION PLATFORM Commercial - National Commercial - Regional . C&I – Central Indiana . Single tenant lease financing . C&I – Arizona . SBA – Central Indiana / Arizona . Public finance . Investor CRE – Central Indiana . Healthcare finance (via relationship with . Construction – Central Indiana Lendeavor) Consumer - National . Digital direct-to-consumer mortgages . Specialty lending – horse trailers and RVs 7

Near-Term Earnings Catalysts  Well positioned for declining interest rate environment $1.1 Billion of CDs Maturing over Next 12 Months Mortgage Banking Revenue $1.1 billion with Dollars in millions 2.59% 3.06% $4.3 weighted average 2.86% maturity of 6.5 2.74% 2.68% 2.00% months repriced 59 2.41% bps lower $2.7 ~$3.1 million of 2.01% $1.6 $1.6 $1.6 interest savings over $1.4 next twelve months $1.1 1.66% Weighted Average Cost of Maturing CDs 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 1 Weighted Average Cost of Current CD Production Mortgage Banking Revenue 10 Year Treasury  Investments in SBA lending to drive capital efficient revenue growth . Recent hiring of experienced professionals to build line of business . Closed acquisition of SBA division of First Colorado National Bank in 4Q19 . $38 million portfolio with average rate of 6.89% . $101 million servicing portfolio with gross revenue of ~1.0% 1 Source: Bloomberg Professional Services. Implied forward 10 year treasury rate remains consistent with 8 9/30/19 levels.

Small Business, Big Opportunity . Complementary to existing business lines . Diversifies revenue in a capital efficient manner . Opportunities on both sides of the balance sheet Enhanced Treasury Upgraded Digital SBA Lending Management Capabilities Account Access 9

Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent . American Banker’s “Best Banks to Work For”  Seven years in a row . “Top Workplaces in Indianapolis” The Indianapolis Star  Six years in a row including being #1 in 2019, #4 in 2018 and #2 on the list in 2017 . “Best Places to Work in Indiana”  Five of last seven years . Top Rated Online Business Bank in 2017 – Advisory HQ . TechPoint 2016 Mira Award “Tech-enabled Company of the Year” . Top 10 finalist – 2016 Indiana Public Company of the year presented by the CFA Society and FEI . Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”) . Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category 10

History of Strong Organic Growth Execution of the business strategy has driven consistent and sustained balance sheet growth Total Assets Total Loans Dollars in millions Dollars in millions 1 1 vs. Peers at 14.8% $2,881 CAGR: 33.4% vs. Peers at 12.7% $4,095 CAGR: 31.5% $2,716 $3,542 $2,091 $2,768 $1,854 $1,251 $954 $1,270 $971 $732 2014 2015 2016 2017 2018 3Q19 2014 2015 2016 2017 2018 3Q19 Total Deposits Shareholders’ Equity Dollars in millions Dollars in millions $3,148 $295 1 $289 CAGR: 32.9% vs. Peers at 12.8% $2,671 CAGR: 24.9% $224 $2,085 $1,463 $154 $956 $97 $104 $759 2014 2015 2016 2017 2018 3Q19 2014 2015 2016 2017 2018 3Q19 1 Source: SNL Financial; Small Cap US Banks. Peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of 06/30/19. 11

Profitability Driven by Capital Deployment Capital has been deployed into new loan verticals, driving earnings growth Net Income1,2,3 Diluted EPS1,2,3 Dollars in thousands $23,814 $23,633 $2.30 $2.50 $2.39 $2.32 $1.96 $17,072 $21,900 $2.30 $21,719 $2.13 $2.14 $12,074 $15,226 $8,929 $0.96 $4,324 2014 2015 2016 2017 2018 TTM 3Q19 2014 2015 2016 2017 2018 TTM 3Q19 Return on Average Assets1,2,3 Return on Average Tangible Common Equity1,2,3 0.81% 0.74% 0.74% 0.78% 10.12% 9.84% 0.65% 9.33% 9.35% 0.72% 8.17% 0.50% 0.66% 0.59% 8.77% 8.60% 7.50% 4.85% 2014 2015 2016 2017 2018 TTM 3Q19 2014 2015 2016 2017 2018 TTM 3Q19 1 See Reconciliation of Non-GAAP Financial Measures. 2 2017 reported net income of $15.2 million included the revaluation of the Company’s net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 3 2018 reported net income of $21.9 million and TTM 3Q19 net income of $21.7 million included a write-down of legacy other real estate owned which 12 reduced net income by $1.9 million and negatively impacted Net Income, EPS, ROAA and ROATCE.

Growth Drives Economies of Scale Scalable, technology-driven model has delivered increasing efficiency and is a key component driving improved operating leverage Net Interest Income - FTE1 Noninterest Expense / Average Assets2 Dollars in millions $17.3 $17.8 $17.7 1.52% $16.9 $16.4 $16.6 $16.9 $16.8 1.45% 1.47% 1.40% 1.27% 1.24% 1.23% 1.11% 1.23% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Efficiency Ratio2 Total Assets Per FTE 72.9% Dollars in millions $18.4 $18.6 $17.6 $17.6 59.7% 54.2% 56.9% 57.7% 55.9% 58.3% 55.2% $15.1 $15.6 $13.4 $14.0 59.1% 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 1 See Reconciliation of Non-GAAP Financial Measures 2 4Q18 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.4 million. 13

Capital Markets History . Following the IPO in late 2013, the Company deployed capital to fund commercial loan growth which resulted in strong revenue growth and improved earnings . Capital offerings: . 2Q19: raised $37.0 million of subordinated debt . 2Q18: raised $57.5 million of common equity . 3Q17: raised $55.0 million of common equity . 2016: raised $74.9 million in combination of common equity and subordinated debt . The Company has produced consistent growth in tangible book value per share . Insider ownership ensures board, management and shareholder interests are aligned Tangible Common Equity1 Regulatory Capital Ratios 15.9% 15.4% $29.82 14.7% 14.5% $29.10 14.1% 14.0% 14.3% 14.2% $28.57 13.7% $27.80 $27.93 $27.25 13.5% $26.09 $26.05 $25.70 13.1% 11.9% 12.4% 11.4% 11.7% 11.4% 11.1% 10.9% 9.9% 8.9% 8.9% 9.4% 8.2% 7.9% 8.0% 7.9% 9.0% 7.7% 7.4% 7.1% 8.9% 8.5% 8.2% 8.3% 8.1% 7.7% 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Tier 1 Leverage Tier 1 Capital Total Capital TBV Per Share TCE / TA 1 See Reconciliation of Non-GAAP Financial Measures 14

Capital and Balance Sheet Management . Combination of lower risk asset profile and top quartile asset quality performance provides ability to maximize capital leverage . Completed the previously announced stock repurchase program . 482,970 shares were repurchased at an aggregate amount of $10.0 million and at prices below TBV per share . Active balance sheet management to ensure growth and capital are managed efficiently . Repositioning of loan, securities and wholesale borrowings portfolios to improve net interest margin and EPS . Sold $53.4 million of loans in 3Q19 . Capital management objective is to maintain TCE ratio above 7.00% Risk-Weighted Assets / Nonperforming Loans / Nonperforming Assets / Total Assets Total Loans1 Total Assets1 78% 0.95% 0.75% 69% 0.22% 0.22% INBK Peers2 Source: S&P Global Intelligence 1 Nonperforming loans and nonperforming assets include current troubled debt restructurings 2 Peer group includes publicly traded banks with assets of $3.0 billion to $5.0 billion; data as of June 30, 2019 15

Deposit Composition . Total deposits increased $701.6 million, or 28.7%, since 3Q18 . Small business money market and checking deposits increased over $41 million during 3Q19 . Approximately $1.1 billion of CDs with a weighted average cost of 2.59% mature over the next 12 months – provides a significant opportunity to lower deposit costs in a declining rate environment Total Deposits - $3.1 Billion Total Non-Time Deposits - $906.1 Million As of September 30, 2019 As of September 30, 2019 1 $50.6 $34.9 2% $122.5 1% 4% $268.0 $698.1 30% 22% $401.8 44% $2,242.1 71% $110.2 12% $126.1 14% Noninterest-bearing deposits Interest-bearing demand deposits Treasury management Public funds Savings accounts Money market accounts Certificates and brokered deposits Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits 16

Loan Portfolio Overview Strategic loan growth has led to a more diversified portfolio $2,839.9 $2,861.2 $2,881.2 $2,716.2 Dollars in millions 7% 7% 7% $2,493.6 7% 2% 2% 2% 2% 8% 1 Commercial and Industrial 2% $2,091.0 35% 36% 35% Commercial Real Estate 9% 34% 2% 35% Single Tenant Lease Financing 38% Public Finance $1,250.8 25% 24% 13% 26% 25% Healthcare Finance 5% 24% 22% 4% 6% 9% Residential Mortgage/HE/HELOCs 49% 4% 8% 2% 16% 16% 15% 12% 12% Consumer 16% 19% 11% 11% 10% 10% 11% 14% 11% 2016 2017 3Q18 4Q18 1Q19 2Q19 3Q19 . Growth driven by expansion of existing markets and investments in new asset generation channels . Achieved growth and diversity while maintaining strong asset quality 1 Includes commercial and industrial and owner-occupied commercial real 17 estate balances

Commercial Real Estate Commercial real estate balances increased Single Tenant Lease Financing $147.0 million, or 15.9%, since 3Q18 Portfolio Diversity Red Lobster As of % of 7.9% Dollars in millions September 30, 2019 total 5.4% ICWG Single tenant lease financing $1,008.2 93.9% 5.2% Construction 54.1 5.0% 4.7% Bob Evans Investor commercial real estate 11.9 1.1% 4.1% $1,074.2 100.0% Total commercial real estate Walgreens Single tenant lease financing overview: 72.7% CVS . Long term lease financing of single tenant All others properties occupied by financially strong lessees . Originations / commitments over the past twelve Texas 17.8% months exceeded $267 million Ohio . Nationwide platform provides ability to capitalize on Florida national correspondent network 7.5% 6.4% Georgia . Expertise in asset class with streamlined execution 57.6% and credit process 5.6% North Carolina 5.1% . Strong historical credit performance All others . Average portfolio LTV of approximately 50% 18

Commercial & Industrial Commercial & industrial overview: . Originations / commitments over the past As of % of Dollars in millions September 30, 2019 total twelve months exceeded $110 million Commercial & industrial $95.1 52.4% . Primarily serves the borrowing and treasury Owner-occupied CRE 86.4 47.6% management needs of small and middle- Total commercial & industrial $181.5 100.0% market businesses . Seasoned banking team leverages market knowledge and experience to serve clients in a relationship-based approach Commercial & Industrial Balances . Business line built organically, adding select Dollars inmillions $198.7 $202.4 $181.5 personnel with specialized product or market $160.1 expertise $146.5 $75.8 $88.0 $86.4 $44.5 $57.7 . Indiana team focuses on Central Indiana and adjacent Midwestern markets $122.9 $114.4 $102.0 $102.4 $95.1 . Added to Arizona team to further enhance origination efforts 2015 2016 2017 2018 3Q19 . Strong credit performance to date Commercial & industrial Owner-occupied CRE 19

Public Finance

Public finance originations/commitments during the past twelve months exceeded $172 million

Public Finance Balances



Dollars in millions
$610.9
$706.3
$708.8
$706.2
$686.6
3Q18
4Q18
1Q19
2Q19
3Q19

Public finance overview:

- Launched in January 2017
- Provides a range of credit solutions for government and not-for-profit entities
- Borrowers' needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing
- Initial efforts have focused on borrowers in Indiana and are now expanding to other geographic areas of the U.S.
- Recent team additions will strengthen efforts in equipment and energy finance and build out nationwide platform

Portfolio Composition



2.6%
2.6%
3.5%
2.9%
4.8%
29.9%
5.9%
5.9%
10.3%
20.7%
10.9%
General Obligation
Essential use equipment loans
Lease rental revenue
Water & Sewer Revenue
Tax Incremental Financing (TIF) districts
Public higher education facilities
Gaming revenues
Sales tax, food and beverage tax, hotel tax
Income Tax supported loans
Short term cash flow financing (BAN)
Others

Borrower Credit Rating



1.1%
1.8%
14.6%
33.4%
7.7%
17.4%
2.7%
3.2%
7.3%
10.8%
AAA/Aaa
AA+/Aa1
AA/Aa2
AA-/Aa3
A+/A1
A/A2
A-/A3
BBB+/Ba1
BB/Ba2
Not rated

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Healthcare Finance Healthcare finance originations/commitments over Portfolio Composition the past twelve months exceeded $173 million 4.6% 0.9% 0.1% Practice Refinance Healthcare Finance Balances or Acquisition 13.4% Dollars in millions $251.5 Owner Occupied Dollars in millions $65.6 $212.4 CRE $158.8 $48.9 Projects $117.0$31.6 81.0% $89.5 Equipment $12.4 Start Up 3Q18 4Q18 1Q19 2Q19 3Q19 3Q17 4Q17 1Q18 2Q18 California Healthcare finance overview: . Launched in second quarter 2017 Texas 34.5% . Strategic partnership with San Francisco–based New York Lendeavor 40.9% . Currently focused on dental and veterinary practices Arizona . Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied commercial real Nevada 12.0% estate, equipment purchases and project loans . 4.4% All Others Initial efforts have primarily focused on west coast with 3.6% 4.6% plans to expand nationwide 21

Residential Mortgage . Award-winning national online origination platform Well Diversified Mortgage Originations* . Direct-to-consumer originations managed by sales and underwriting personnel located in Indiana- based corporate HQ 23.5% 16.0% . Geographic diversity 30.4% provides opportunity to benefit from strengths in certain regions when there is weakness in others 19.2% . Highly efficient application 10.9% and underwriting process . Full range of residential mortgage and home equity products . Central-Indiana based construction loan program *Last 12 months mortgage originations 22

Excellent Asset Quality Asset quality remains among the best in the industry driven by a strong credit culture and lower-risk asset classes NPAs / Total Assets NPLs / Total Loans 0.50% 0.37% 0.31% 0.21% 0.21% 0.20% 0.10% 0.09% 0.04% 0.02% 0.04% 0.03% 2014 2015 2016 2017 2018 3Q19 2014 2015 2016 2017 2018 3Q19 Allowance for Loan Losses / NPLs Net Charge-Offs (Recoveries) / Average Loans 5,001% 1,960% 1,784% 2,013% 1,014% 0.15% 0.15% 375% 0.00% (0.07%) 0.05% 0.04% 2014 2015 2016 2017 2018 3Q19 2014 2015 2016 2017 2018 3Q19 23

Interest Rate Risk Management . 3Q19 FTE net interest margin of 1.70%1 declined 21 bps compared to 2Q19 . Decline driven primarily by excess cash and a full quarter’s impact of June 2019 subordinated notes . Significant deposit repricing and deployment of excess cash are expected to provide NIM expansion in 4Q19 and 2020 . Additional strategies to improve net interest margin may include sales of lower yielding loans, disciplined loan pricing/price floors and repositioning the securities and wholesale funding portfolios . Initiated hedging strategy in 2017 to enhance interest rate sensitivity of longer term fixed rate assets and extend the duration of supplemental funding sources . No additional swaps executed during 2019 due to current interest rate environment 1 See Reconciliation of Non-GAAP Financial Measures. 24

Drivers of Value Creation Management has aligned interests and is committed to building shareholder value . Further extend the scope and market penetration in specialty lending lines . Diversify the revenue stream with additional sources of noninterest income . Expand deposit channels and drive mix toward an increase in low-cost deposits . Deepen niche business relationships to attract more deposits . Build upon entrepreneurial culture to attract and retain top talent 25

Appendix 26

Third Quarter 2019 Highlights . Record quarterly net income of $6.3 million and diluted EPS of $0.63 . Quarterly revenue of $20.8 million, up 15.8% from 3Q18 . Mortgage banking revenue of $4.3 million, up 207.2% from 3Q18 . Quarterly net interest income of $15.2 million, down 4.6% from 3Q18 . Quarterly net interest income – FTE1 of $16.8 million, down 2.8% from 3Q18 . Tangible book value per share increased to $29.82, up 7.3% from 3Q18 . Balance sheet management strategy continued with $53.4 million of loan sales . Completed stock repurchase program - $10 million total since inception – 482,970 shares repurchased at an average of $20.70 per share 1 See Reconciliation of Non-GAAP Financial Measures 27

Loan Portfolio Composition

Dollars in thousands	2016	2017	3Q18	4Q18	1Q19	2Q19	3Q19
Commercial loans							
Commercial and industrial	$ 102,437	$ 122,940	$ 105,489	$ 114,382	$ 112,146	$ 110,143	$ 95,078
Owner-occupied commercial real estate	57,668	75,768	93,568	87,962	87,482	83,979	86,357
Investor commercial real estate	13,181	7,273	5,595	5,391	11,188	21,179	11,852
Construction	53,291	49,213	38,228	39,916	42,319	47,849	54,131
Single tenant lease financing	606,568	803,299	883,372	919,440	975,841	1,001,196	1,008,247
Public finance	-	438,341	610,858	706,342	708,816	706,161	686,622
Healthcare finance	-	31,573	89,525	117,007	158,796	212,351	251,530
Total commercial loans	833,145	1,528,407	1,826,635	1,990,440	2,096,588	2,182,858	2,193,817
Consumer loans							
Residential mortgage	205,554	299,935	362,574	399,898	404,869	318,678	320,451
Home equity	35,036	30,554	28,713	28,735	27,794	26,825	25,042
Trailers	81,186	101,369	129,571	136,620	140,548	144,704	145,600
Recreational vehicles	52,350	69,196	85,821	91,912	95,871	100,518	102,698
Other consumer loans	39,913	56,968	55,175	51,239	48,840	49,029	48,275
Total consumer loans	414,039	558,022	661,854	708,404	717,922	639,754	642,066
Net def. loan fees, prem., disc. and other [1]	3,605	4,764	5,133	17,384	25,418	38,544	45,389
Total loans	$ 1,250,789	$ 2,091,193	$ 2,493,622	$ 2,716,228	$ 2,839,928	$ 2,861,156	$ 2,881,272

[1] Includes carrying value adjustments of $27.6 million, $22.2 million, $11.5 million, $5.0 million, ($5.2) million, $0.3 million, and $0.0 million as of September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, December 31, 2017 and December 31, 2016, respectively, related to interest rate swaps associated with public finance loans.

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

	2014	2015	2016	2017	2018	TTM 3Q19
Net income - GAAP	$4,324	$8,929	$12,074	$15,226	$21,900	$21,719
Adjustments:						
Write-down of other real estate owned	-	-	-	-	1,914	1,914
Net deferred tax asset revaluation	-	-	-	1,846	-	-
Adjusted net income	$4,324	$8,929	$12,074	$17,072	$23,814	$23,633
Diluted average common shares outstanding	4,507,995	4,554,219	5,239,082	7,149,302	9,508,653	10,158,617
Diluted earnings per share - GAAP	$0.96	$1.96	$2.30	$2.13	$2.30	$2.14
Adjustments:						
Effect of write-down of other real estate owned	-	-	-	-	0.20	0.18
Effect of net deferred tax asset revaluation	-	-	-	0.26	-	-
Adjusted diluted earnings per share	$0.96	$1.96	$2.30	$2.39	$2.50	$2.32
Total average equity - GAAP	$93,796	$100,428	$124,023	$178,212	$259,416	$294,414
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$89,109	$95,741	$119,336	$173,525	$254,729	$289,727
Return on average assets	0.50%	0.81%	0.74%	0.66%	0.72%	0.59%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.06%	0.06%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.00%	0.08%	0.00%	0.00%
Adjusted return on average assets	0.50%	0.81%	0.74%	0.74%	0.78%	0.65%
Return on average shareholders' equity	4.61%	8.89%	9.74%	8.54%	8.44%	7.38%
Effect of goodwill	0.24%	0.44%	0.38%	0.23%	0.16%	0.12%
Return on average tangible common equity	4.85%	9.33%	10.12%	8.77%	8.60%	7.50%
Return on average tangible common equity	4.85%	9.33%	10.12%	8.77%	8.60%	7.50%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.75%	0.67%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.00%	1.07%	0.00%	0.00%
Adjusted return on average tangible common equity	4.85%	9.33%	10.12%	9.84%	9.35%	8.17%

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FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Total equity - GAAP	$224,127	$224,824	$282,087	$287,740	$288,735	$294,013	$296,120	$295,140
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$219,440	$220,137	$277,400	$283,053	$284,048	$289,326	$291,433	$290,453
Total assets - GAAP	$2,767,687	$2,862,728	$3,115,773	$3,202,918	$3,541,692	$3,670,176	$3,958,829	$4,095,491
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$2,763,000	$2,858,041	$3,111,086	$3,198,231	$3,537,005	$3,665,489	$3,954,142	$4,090,804
Common shares outstanding	8,411,077	8,450,925	10,181,675	10,181,675	10,170,778	10,128,587	10,016,458	9,741,800
Book value per common share	$26.73	$33.38	$28.26	$28.36	$28.91	$29.03	$29.56	$30.30
Effect of goodwill	(0.56)	(0.56)	(0.46)	(0.46)	(0.46)	(0.46)	(0.46)	(0.48)
Tangible book value per common share	$26.09	$26.05	$27.25	$27.80	$27.93	$28.57	$29.10	$29.82
Total shareholders' equity to assets	7.85%	9.05%	8.98%	8.15%	8.01%	8.01%	7.48%	7.21%
Effect of goodwill	(0.15%)	(0.13%)	(0.13%)	(0.12%)	(0.12%)	(0.12%)	(0.11%)	(0.11%)
Tangible common equity to tangible assets	7.94%	7.70%	8.92%	8.85%	8.03%	7.89%	7.37%	7.10%
Net interest income	$15,360	$15,415	$15,461	$15,970	$15,421	$16,244	$16,105	$15,244
Adjustments:								
Fully-taxable equivalent adjustments [1]	1,555	1,018	1,164	1,351	1,477	1,557	1,612	1,595
Net interest income - FTE	$16,915	$16,433	$16,625	$17,321	$16,898	$17,801	$17,717	$16,839
Noninterest expense/average assets	1.45%	1.47%	1.40%	1.27%	1.52%	1.24%	1.23%	1.12%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.00%	0.29%	0.00%	0.00%	0.00%
Adjusted noninterest expense/average assets	1.45%	1.47%	1.40%	1.27%	1.23%	1.24%	1.23%	1.12%
Efficiency ratio	54.2%	56.9%	57.7%	55.9%	72.9%	59.7%	58.3%	55.2%
Effect of write-down of other real estate owned	0.0%	0.0%	0.0%	0.0%	13.8%	0.0%	0.0%	0.0%
Adjusted efficiency ratio	54.2%	56.9%	57.7%	55.9%	59.1%	59.7%	58.3%	55.2%

[1] Assuming a 21% tax rate beginning in 2018 and a 35% tax rate prior to 2018

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FIRST INTERNET BANCORP